EXHIBIT 4.4(c)

                  AMENDMENT NO. 2 TO LOAN AGREEMENT AND CONSENT

     THIS AMENDMENT, dated as of the 7th day of June, 2002, by and between Tecstar, LLC, an Indiana limited liability company ("Company"), and Comerica Bank, a Michigan banking corporation ("Bank");

                                   WITNESSETH:

     WHEREAS, Company and Bank desire to further amend that certain Loan Agreement dated as of February 13, 2002, entered into by Company and Bank, as amended by Amendment No. 1 dated May ____, 2002 (as amended, the "Agreement");

     NOW, THEREFORE, it is agreed that the Agreement is further amended as follows:

     1. Company has advised Bank that (a) an affiliate of Company, Tecstar Manufacturing Canada Limited, a New Brunswick corporation ("Tecstar Manufacturing") desires to lease certain property located at 201 South Blair Street, Whitby, Ontario (the "Leased Premises") and to obtain an option to purchase the Leased Premises, all as more fully set forth in a Ground Lease between Giffels Developments Inc., an Ontario corporation, as landlord ("Landlord"), and Tecstar Manufacturing, as tenant, in the form attached as Exhibit "A" hereto (the "Ground Lease"), and (b) as a material condition to Landlord's agreement to enter into the Ground Lease and the Option Agreement in the form attached to and to be executed in accordance with the terms of the Ground Lease (the "Option Agreement"), Landlord requires that Company execute and deliver to Landlord an Indemnity Agreement in the form attached to the Ground Lease (the "Indemnity Agreement") and join in the execution of the Ground Lease for the purpose of guaranteeing all obligations of Tecstar Manufacturing under the Ground Lease and Option Agreement (collectively, Ground Lease and the Indemnity Agreement shall be referred to herein as the "Lease Guaranty Documents"). Section 5.3 of the Agreement prohibits Company from entering into the Lease Guaranty Documents without Bank's prior written consent. Company has requested that Bank consent to its entering into the Lease Guaranty Documents and Bank is willing to do so as hereinafter set forth. For purposes of Section
5.3 of the Agreement only, Bank consents to Company's entering into the Lease Guaranty Documents. The foregoing consent shall not act as a consent to any other transaction, act or omission, whether related or unrelated to the Lease Guaranty Documents. The foregoing consent shall not extend to or affect any obligation or covenant not expressly consented hereto or otherwise impair any of the Bank's rights consequent therefrom. The foregoing consent is given subject to the terms and conditions of this Amendment and shall only be effective on, but only on, the effective date of this Amendment.

     2. The following Section 4.15 is added to the Agreement after Section 4.14 thereof:

          "4.15 Promptly notify the Bank of any default by Company or Tecstar Manufacturing (as defined in Amendment No. 2 to this Agreement) (hereinafter "Tecstar Manufacturing") under the Ground Lease, Option Agreement or Indemnity Agreement (each as defined in Amendment No. 2 to this Agreement)."

     3. The following Section 5.14 is added to the Agreement after Section 5.13 thereof:

          "5.14 Amend the Ground Lease, Option Agreement or Indemnity Agreement (each as defined in Amendment No. 2 to this Agreement)."

     4. Section 7.2 of the Agreement is amended and restated to read in its entirety as follows:

          7.2  Upon occurrence of any of the following events of default:

          (a)  default  in  the   observance  or   performance  of  any  of  the
               conditions, covenants or agreements of Company set forth in Sections 4.1(c), (d), 4.3, 4.4, 4.5, 4.11, 4.12, 4.13, 4.14, 4.15
               or Section 5;

          (b)  default  in  the   observance  or   performance  of  any  of  the
               conditions,  covenants  or  agreements  of  Company  set forth in
               Section 4.1(a) or (b) or 4.10 and continuance for ten (10) days;

          (c) default in observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after notice to Company by Bank;

          (d)  any  representation  or warranty made by Company herein or in any
               instrument   submitted  pursuant  hereto  proves  untrue  in  any
               material respect when made;

          (e) default in the observance or performance of any of the conditions, covenants or agreements of Company, Tecstar Manufacturing or any other person set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder, and continuation of such default beyond any period of grace specified in any such document;

          (f) default (i) in the payment of any other obligation of Company or Tecstar Manufacturing for borrowed money (other than to Bank) in an aggregate amount in excess of Twenty Five Thousand Dollars ($25,000), or (ii) in the observance or performance of any conditions, covenants or agreements related or given with respect thereto, and, in the case of clause (ii) continuance thereof for a period of time sufficient to permit the holder of the applicable indebtedness to accelerate such indebtedness;

          (g) judgments for the payment of money in excess of the sum of Twenty Five Thousand Dollars ($25,000) in the aggregate shall be rendered against Company or Tecstar Manufacturing and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry;

          (h)  the  occurrence  of any  "reportable  event",  as  defined in the
               Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within thirty
               (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

          (i) if there shall occur any change in the management, ownership or control of Company which in the sole judgment of Bank is reasonably likely to have a material adverse effect on the Company;

          (i)  if Bank shall for any reason deem itself insecure; or

          (j) default in the observance or performance of any of the conditions, covenants or agreements of Company or Tecstar Manufacturing, as applicable, under the Tecstar Manufacturing Security Agreement, Tecstar Manufacturing Guarantee, Ground Lease, Option Agreement or Indemnity Agreement (each as defined in Amendment No. 2 to this Agreement), or under Tecstar Manufacturing's Joinder to Amendment No. 2 to this Agreement; or the revocation or termination or attempted revocation or termination of the Tecstar Manufacturing Guarantee;

          then,or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Line Note to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Line Note shall immediately become due and payable without further notice and demand."

     5. Section 7.3 of the Agreement is amended and restated to read in its entirety as follows:

          "7.3 If a creditors' committee shall have been appointed for the business of Company or Tecstar Manufacturing; or if Company or Tecstar Manufacturing shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or Tecstar Manufacturing, as applicable) and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Company or Tecstar Manufacturing, then the Line Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable."

     6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's limited liability company powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Organization or Operating Agreement, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 3.1 through 3.5 and 3.7 through 3.14 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof;(c) the continuing representations and warranties of Company set forth in
Section 3.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 4.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

     7. Company and, by joining in the execution hereof, Tecstar Manufacturing, each covenant and agree to furnish or cause to be furnished Bank, within 30 days from and after the date of this Amendment, in form and substance satisfactory to Bank, with all of the following:

          (a) As security for all indebtedness and obligations of Company to Bank under the Agreement, the Line Note or any of the other documents, instruments or agreements executed in connection therewith, the following (all of which is herein collectively called the "Tecstar Manufacturing Collateral"):

               (i) A Security Agreement (the "Tecstar Manufacturing Security Agreement") granting to Bank a first priority perfected security interest in and covering all of Tecstar Manufacturing's machinery and equipment, furniture and fixtures, and other tangible personal property, whether then owned or thereafter acquired; and all of Tecstar Manufacturing's present and future accounts receivable, inventories, contract rights, chattel paper, inventory, general intangibles and instruments and such additional documents as relate thereto or shall be required by the terms of said Tecstar Manufacturing Security Agreement;

               (ii) An unlimited, unconditional guaranty of payment from Tecstar Manufacturing ("Tecstar Manufacturing Guarantee"), guarantying to Bank payment of all present and future indebtedness and obligations of Company to Bank;

               (iii) Financing statements (or Canadian equivalents) required or requested by Bank to perfect all security interests to be conferred upon Bank under this Section 7 and to accord Bank a perfected first priority security position under the Uniform Commercial Code (or Canadian equivalent);

               (iv) Such documents or certificates as may be requested by Bank and/or are required under the terms of the Tecstar Manufacturing Security Agreement; and

               (v)  Such  other   documents  or   agreements   of  security  and
          appropriate assurances of validity and perfected first priority of lien or security interest as Bank may request at any time;

          (b) an opinion of Tecstar Manufacturing's legal counsel;

          (c) certified copies of resolutions of the Board of Directors of Tecstar Manufacturing;

          (d) certified copies of the Articles of Incorporation and Bylaws (or Canadian equivalents) of Tecstar Manufacturing;

          (e) certificates of good standing (or Canadian equivalents) from the State (or Province as applicable) of incorporation of Tecstar Manufacturing and from each jurisdiction in which Tecstar Manufacturing is required to be qualified to do business;

          (f) lien searches with respect to Tecstar Manufacturing;

          (g) a lessor's acknowledgment from the Landlord; and

          (h)  evidence  of  property  and  liability   insurance  from  Tecstar
     Manufacturing.

     The failure of Company or Tecstar to comply with any of the provisions of this Section 7 shall constitute an event of default under the Agreement.

     8. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank, (b) execution and/or delivery by Tecstar Manufacturing to Bank of (i) the Joinder to this Amendment, and (ii) certified organizational documents and an authorizing resolution and incumbency certificate from Tecstar Manufacturing, and (c) payment by Company to Bank of a non-refundable amendment fee in the amount of $2,500.

     9. Except as modified hereby all of the terms and conditions of the Agreement shall remain in full force and effect

     10. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.


     WITNESS the due execution hereof on the day and year first above written.

                                COMERICA BANK

                                By: /s/ Michael H. Cliff
                                   ---------------------------------------------
                                         Michael H. Cliff
                                         Vice President


                                TECSTAR, LLC

                                By: /s/ Jeffrey P. Beitzel
                                   ---------------------------------------------
                                        Jeffrey P. Beitzel
                                        President

                                And by: /s/ Michael H. Schoeffler
                                        ----------------------------------------
                                        Michael H. Schoeffler
                                        Chief Financial Officer

                                     JOINDER

     The undersigned joins in the execution of this Amendment to indicate its consent and agreement to the terms of the foregoing Amendment, and further agrees as follows:

     1. The undersigned agrees to comply with the requirements of Section 7 of the foregoing Amendment.

     2. The undersigned represents and warrants to Bank (a) that there are no liens or security interests on any of the undersigned's property or rights to be encumbered by the Tecstar Manufacturing Security Agreement, and (b) execution, delivery and performance of this Joinder and any other documents and instruments required under this Joinder or the foregoing Amendment are within the undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws (or Canadian equivalents), and do not require the consent or approval of any governmental body, agency, or authority; and this Joinder and any other documents and instruments required under this Joinder or the foregoing Amendment, will be valid and binding in accordance with their terms.

     3. The undersigned covenants and agrees that, so long as any indebtedness remains outstanding under the Agreement, as amended by the foregoing amendment and as it may further be amended from time to time (the "Agreement"), it shall
(a) observe and perform all of the conditions, covenants and agreements under the Ground Lease and Option Agreement; and (b) promptly notify Bank (in the manner for giving notice to Bank under the Agreement) of any default by the undersigned under the Ground Lease or Option Agreement.

     4. The undersigned covenants and agrees that it shall not, so long as any indebtedness to Bank remains outstanding under the Agreement, without the prior written consent of Bank (a) amend the Ground Lease or Option Agreement, (b) assign or sublet all or any part of the Ground Lease or Leased Premises, (c) exercise the option under the Option Agreement, (d) purchase, acquire or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose, (e) enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, except in the ordinary course of its business, or (f) affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except to Bank.

     5. The undersigned acknowledges that execution and delivery of this Joinder and the undertakings of the undersigned hereunder are material conditions precedent to Bank's agreement to enter into the foregoing Amendment.

     4. Capitalized terms not defined in this Joinder shall have the meanings ascribed to them in the foregoing Amendment.

     This Joinder is made as of the _____ day of June, 2002.

                                    TECSTAR MANUFACTURING CANADA LIMITED

                                    /s/ Michael H. Schoeffler
                                    ----------------------------------------
                                    Michael H. Schoeffler
                                    Chief Financial Officer

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